EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Fu Yong Nan, President, of Ms Young Adventure Enterprises, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-Q of Ms Young Adventure Enterprises, Inc. for the period ended June 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ms Young Adventure Enterprises, Inc.

Date: July 31, 2023

/s/ Fu Yong Nan
Fu Yong Nan Director, CEO, CFO, and Secretary

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ms Young Adventure Enterprises, Inc. and will be retained by Ms Young Adventure Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.